UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2026

Global AI, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-163439	26-4170100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Front Street, Suite 300, Jupiter, FL 33477

(Address of principal executive offices, including Zip Code)

(561) 240-0333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Resignation of Independent Registered Public Accounting Firm

On March 24, 2026, the Board of Directors (the “Board”) of Global AI, Inc. (the “Company”) received a letter from Chaikin, Cohen, Rubin & Co., Tel Aviv, Israel (“CCR”) resigning as the Company’s independent registered public accounting firm, effective as of March 10, 2026. The Board of Directors accepted CCR’s resignation as of March 25, 2026.

The resignation letter noted that CCR had to discontinue their engagement due to internal considerations on CCR’s part and their decision was entirely unrelated to the Company. CCR has served as the Company’s independent registered public accounting firm since June 1, 2025.

The report of CCR on the consolidated financial statements of the Company for the fiscal year ended December 31, 2024 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, other than an explanatory paragraph relating to the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended December 31, 2024, and subsequent interim period through March 10, 2026, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and CCR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to CCR’s satisfaction, would have caused CCR to make reference to the matter in its reports on the Company’s consolidated financial statements; or (ii) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided CCR with a copy of the foregoing disclosures and has requested that CCR furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this Item 4.01(a). A copy of CCR’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of New Independent Registered Public Accounting Firm

On March 25, 2026, the Board accepted the engagement of Barzily & Co. (“Barzily”) to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025 and subsequent periods, effective as of March 18, 2026.

During the Company’s fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through March 18, 2026, neither the Company nor anyone on its behalf consulted Barzily regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided by Barzily to the Company that Barzily concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Chaikin, Cohen, Rubin & Co., dated March 25, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2026

GLOBAL AI, INC.

By:	/s/ Darko Horvat
Name:	Darko Horvat
Title:	Chief Executive Officer and Chairman of the Board